UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: September 29, 2016

(Date of earliest event reported)

Rice Midstream Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-36789	47-1557755
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2200 Rice Drive

Canonsburg, Pennsylvania 15317

(Address of principal executive offices and zip code)

(724) 271-7200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Unit Purchase Agreement

On September 29, 2016, Rice Midstream Partners LP, a Delaware limited partnership (the “Partnership”), entered into a Common Unit Purchase Agreement (the “Unit Purchase Agreement”) with certain institutional investors (the “Investors”) to sell 20,930,233 common units representing limited partner interests in the Partnership (“Common Units”) in a private placement for gross proceeds of approximately $450 million (the “Private Placement”). The Partnership expects to use a portion of the proceeds of the Private Placement to fund a portion of the acquisition from Rice Energy Inc. (“Rice Energy”) of midstream assets associated with Rice Energy’s previously announced acquisition of Vantage Energy, LLC and Vantage Energy II, LLC. The remaining net proceeds will be used for general partnership purposes, including potential future drop down acquisitions from Rice Energy. The Private Placement is expected to close on October 7, 2016, subject to customary closing conditions.

The Unit Purchase Agreement contains customary representations, warranties and covenants of the Partnership and the Investors. The Partnership, on the one hand, and each of the Investors (severally and not jointly), on the other hand, have agreed to indemnify each other and their respective affiliates, officers, directors and other representatives against certain losses resulting from any breach of their representations, warranties or covenants contained in the Unit Purchase Agreement, subject to certain limitations and survival periods.

Pursuant to the Unit Purchase Agreement, the Partnership has agreed to enter into a Registration Rights Agreement with the Investors in connection with the closing of the Private Placement, pursuant to which the Partnership will agree to file and maintain a registration statement with respect to the resale of the Common Units on the terms and conditions set forth therein.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Common Unit Purchase Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02	Sale of Unregistered Units

The information regarding the Private Placement set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference. The foregoing transactions were undertaken in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act of 1933, as amended. The Partnership believes that exemptions other than the foregoing exemption may exist for these transactions.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Common Unit Purchase Agreement, dated as of September 29, 2016, between Rice Midstream Partners LP and the Purchasers named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICE MIDSTREAM PARTNERS LP

	By:	Rice Midstream Management LLC, its general partner

Dated: October 3, 2016		/s/ Daniel J. Rice IV
Daniel J. Rice IV
Director and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Common Unit Purchase Agreement, dated as of September 29, 2016, between Rice Midstream Partners LP and the Purchasers named therein.

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